UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  February 22, 2016

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 5, 2015, LTC Properties, Inc. (the “Company”) entered into separate Equity Distribution Agreements (the “Agreements”) with JMP Securities LLC, Canaccord Genuity Inc. and Mizuho Securities USA Inc. (each, an “Agent,” and together, the “Agents”). Copies of the Agreements are filed as Exhibit 1.1, Exhibit 1.2 and Exhibit 1.3 to the Current Report on Form 8-K filed by the Company on August 5, 2015. Under the terms of the Agreements, the Company may offer and sell, from time to time, up to $200,000,000 in aggregate offering price of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), through the Agents (the “Offering”).

The shares were initially offered pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-190048), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on July 19, 2013 (the “2013 Registration Statement”). On January 29, 2016, the Company filed a new automatic shelf registration statement on Form S-3, which became effective upon filing with the Commission (the “Registration Statement”), to replace the expiring 2013 Registration Statement.

The Company intends to file a prospectus supplement February 22, 2016 pursuant to Rule 424(b)(2) to register the Shares, all of which remain unsold pursuant to the Offering. This Current Report on Form 8-K (the “Report”) is being filed to provide exhibits to be incorporated by reference into the Registration Statement.  This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(b) Shell Company Transactions

None.

(d) Exhibits.

5.1                               Opinion of Ballard Spahr LLP regarding the legality of the Common Stock being registered

8.1                               Opinion of Reed Smith LLP regarding certain tax matters

23.1                        Consent of Ballard Spahr LLP (contained in Exhibit 5.1)

23.2                        Consent of Reed Smith LLP (contained in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: February 22, 2016	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman, CEO & President